NICOR Inc.
                                                            Form 10-K
                                                            Exhibit 23.01



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report, dated January 24, 1996, included in this Form 10-K, into the company's previously filed Form S-3 Registration Statement in connection with the NICOR Automatic Dividend Reinvestment and Stock Purchase Plan (No. 33-56871), and Form S-8 Registration Statements in connection with the NICOR Employee Stock Purchase Plan (No. 33-1732), the NI-Gas Savings Investment Plan (No. 33-56867), the NI-Gas Thrift Plan (No. 33-60689) and the NICOR 1989 Long-Term Incentive Plan (No. 33-31029).



                                         ARTHUR ANDERSEN LLP
                                         Arthur Andersen LLP

Chicago, Illinois
March 22, 1996